Media Contact:
Joe Runde, 845-838-7905
jrunde@emagin.com

Investor Contact:
John Atherly, 425-882-7878
jatherly@emagin.com




                eMagin Completes 2004 Financing Activity Through
        Additional Direct Equity Placement Of Approximately $2.9 million

Hopewell Junction, New York - November 3, 2004 -- eMagin Corporation (AMEX:EMA) today announced that it has entered into and completed definitive agreements with existing accredited investors for the purchase of approximately $2.9 million of common stock and warrants. The net proceeds from this offering will be used for general corporate purposes, including the purchase of inventory, capital equipment, and hiring of additional sales and support personnel.

The transaction represents the sale of additional securities provided for in our October 21, 2004 Securities Purchase Agreement allowing the company to raise up to an additional $3 million under the same terms and conditions. Together the two transactions represent direct placements of approximately $13.7 million.

Under this agreement, investors agreed to purchase 2,740,476 shares of common stock at a price of $1.05 per share and Series F Common Stock Purchase Warrants to purchase 1,370,238 shares of common stock at an exercise price of $1.21 per share. The Series F Warrants are exercisable from April 25, 2005 until April 25, 2010.

WR Hambrecht + Co served as placement agent for the transaction and Larkspur Capital Corporation served as an advisor. The shares were offered through a prospectus supplement pursuant to the Company's effective shelf registration statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About eMagin Corporation

A leader in virtual imaging technologies and products, eMagin integrates high-resolution OLED microdisplays, magnifying optics, and systems technologies to create a virtual image that appears comparable to that of a computer monitor or a large-screen television. With unique technology for producing high-performance OLED-on-silicon microdisplays and related optical systems, eMagin is the only company to sample and supply these displays in commercial quantities to OEMs. In addition, the company sells integrated modules to military, industrial and medical customers. eMagin's corporate headquarters and microdisplay operations are co-located with IBM on its campus in East Fishkill, N.Y. Optics and system design facilities are located at its wholly owned subsidiary, Virtual Vision, Inc., in Redmond, WA. For more information, visit http://www.emagin.com.

Forward Looking Statements

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin's management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.


-----------------------
Contact:
eMagin Corporation
Media Contact:
Joe Runde, 845-838-7905
jrunde@emagin.com
or
Business Contact:
Susan Jones, 845-838-7900
sjones@emagin.com
or
Investor Contact:
John Atherly, 425-882-7878
jatherly@emagin.com